Filed pursuant to Rule 424(b)(3)
                                                               Reg No. 333-83266


PROSPECTUS SUPPLEMENT NO. 6

(To Prospectus filed with the Securities and Exchange
Commission under cover of a Registration Statement on Form
F-3 on February 20, 2002, as supplemented and amended by Prospectus Supplement No. 1, filed with the Securities and
Exchange Commission on May 1, 2002, Prospectus Supplement
No. 2, filed with the Securities and Exchange Commission on May 31, 2002, Prospectus Supplement No. 3, filed with the
Securities and Exchange Commission on June 7, 2002,
Prospectus Supplement No. 4, filed with the Securities and
Exchange Commission on July 25, 2002, and Prospectus
Supplement No. 5, filed with the Securities and Exchange
Commission on September 26, 2002).

                      ASML Holding N.V.
                 30,814,576 Ordinary Shares

         This Prospectus Supplement No. 6 supplements and amends the Prospectus relating to 30,814,576 of our ordinary shares, issuable upon conversion of our 5.75% convertible subordinated notes due 2006, as filed with the Securities and Exchange Commission under cover of a Registration Statement on Form F-3 on February 20, 2002, as supplemented by Prospectus Supplement No. 1, filed with the Securities and Exchange Commission on May 1, 2002, and Prospectus Supplement No. 2, filed with the Securities and Exchange Commission on May 31, 2002, Prospectus Supplement No. 3, filed with the Securities and Exchange Commission on June 7, 2002, Prospectus Supplement No. 4, filed with the Securities and Exchange Commission on July 25, 2002, and Prospectus Supplement No. 5, filed with the Securities and Exchange Commission on September 26, 2002.

         The table on pages 13 through 16 of the Prospectus (as supplemented and amended) sets forth information with respect to the selling securityholders and the respective number of ordinary shares to be beneficially owned by each selling securityholder upon conversion of the 5.75% convertible subordinated notes due 2006 and that may be offered pursuant to the Prospectus (as supplemented and amended). This Prospectus Supplement No. 6 amends that table by replacing the information in the table with respect to Wachovia Securities International Ltd., including the number of shares to be owned by it upon conversion of 5.75% convertible surbordinated notes due 2006, with the items set forth below.


--------------------------------------------------- ---------------------------------- -------------------------
              Selling Securityholder                 Number of Ordinary Shares to be     Percentage of Total
                                                     Owned Upon Conversion of 5.75%       Amount of Ordinary
                                                     Convertible Subordinated Notes     Shares outstanding as
                                                       due 2006 and Offered Hereby       of December 31, 2001


--------------------------------------------------- ---------------------------------- -------------------------
Wachovia Securities International Ltd.                           455,519                          *
201 S. College Street
Charlotte, NC 28288
Tel: (704) 715-7667
Fax: (704) 383-3394
--------------------------------------------------- ---------------------------------- -------------------------
*Less than 1%

         The Prospectus, together with Prospectus Supplement Nos. 1, 2, 3, 4, 5 and this Prospectus Supplement No. 6, constitutes the Prospectus required to be delivered by
Section 5(b) of the Securities Act of 1933 with respect to offers and sales of ordinary shares, nominal value Euro 0.02 per share, issuable upon conversion of our 5.75% convertible subordinated notes due 2006.

         Prospective investors should carefully consider matters discussed under the caption "Risk Factors" beginning on page 1 of the Prospectus.

         Neither the Securities and Exchange Commission nor any U.S. state securities regulators have approved or disapproved of these securities or determined if this Prospectus Supplement No. 6 is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this Prospectus Supplement No. 6 is December 12, 2002.